As filed with the Securities and Exchange Commission on February 19, 1998

                            Registration No.-33-58897

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                              ____________________

                        Post-Effective Amendment No. 1 to
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                              TNP ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Texas                                            75-1907501
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                            4100 International Plaza
                             Fort Worth, Texas 76109
                    (Address of Principal Executive Offices)

                   TNP ENTERPRISES, INC. EQUITY INCENTIVE PLAN
                                       and
              TNP ENTERPRISES, INC. NONEMPLOYEE DIRECTOR STOCK PLAN
                            (Full Title of the Plans)
                              ____________________
                                                              Copy to:
      Michael D. Blanchard                                 Paul W. Talbot
         General Counsel                                   Senior Counsel
      TNP Enterprises, Inc.                              TNP Enterprises, Inc.
    4100 International Plaza                          4100 International Plaza
   Fort Worth, Texas  76109                            Fort Worth, Texas  76109
       (817) 731-0099

        (Name and Address of Agent for Service)
        (Telephone Number, including area code)
                              ____________________

                                   PROSPECTUS


                              TNP ENTERPRISES, INC.


                           47,162 SHARES COMMON STOCK
                                 (No Par Value)

                             ISSUED PURSUANT TO THE

                   TNP ENTERPRISES, INC. EQUITY INCENTIVE PLAN


     This Prospectus may be used by certain individuals (named under the caption and hereafter called "Selling Shareholders") in connection with their sales of 47,162 shares of common stock, no par value ("Common Stock") of TNP Enterprises, Inc. (the "Company") issued to them under the TNP Enterprises, Inc. Equity Incentive Plan (the "Plan"). The Company expects that Selling Shareholders who choose to offer and sell their shares will do so from time to time in ordinary market transactions at then-current market prices for shares of Common Stock on the New York Stock Exchange, or in other transactions at negotiated prices. The Company will pay the expenses of this Prospectus but will receive no part of the proceeds of any such sales.

     The Selling Shareholders might be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act"), in which event any discounts, concessions or commissions that they receive, which are not expected to exceed those customary in the types of transactions involved, may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "TNP." On February 17, 1998, the average high and low prices for one share of Common Stock on the NYSE was $32 13/16.

                              ____________________


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February 18, 1998.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the Company's affairs since the date hereof or that the information contained herein is correct as of any time subsequent to its date.


                                TABLE OF CONTENTS

AVAILABLE INFORMATION .........................................................2

THE COMPANY....................................................................3

SELLING SHAREHOLDERS...........................................................3

MANNER OF SALE.................................................................4

EXPERTS........................................................................4

DOCUMENTS INCORPORATED BY REFERENCE............................................5


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, the Company files reports, proxy statements, and other information with the SEC. The Company has also filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the Common Stock to which this Prospectus relates. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is hereby made to the copy of the document filed as an exhibit to the registration statement.

     You can inspect and copy the  registration  statement  described above, its exhibits, and the reports, proxy statements, and other information that the Company files with the SEC at the SEC's principal office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, 500 West Madison Stret, Chicago, Illinois 60661. You can also obtain copies of such material by mail at prescribed rates from the SEC's Public Reference Section at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also access such material at the SEC's home page or the Internet at http:/www.sec.gov.

     The Common Stock is listed on the NYSE, and reports, proxy statements, and other information concerning the Company can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10009.

     The Company will furnish without charge, upon written or oral request, to any person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any information that has been incorporated in this Prospectus by reference. Requests should be directed to Investor Relations, TNP Enterprises, Inc., 4100 International Plaza, Fort Worth, Texas 76109, telephone number (817) 731-0099.

                                   THE COMPANY

     TNP Enterprises, Inc. (the "Company"), a non-utility holding company, is engaged in the generation, purchase, transmission, distribution and sale of electricity to customers within the States of Texas and New Mexico through its wholly-owned subsidiary, Texas-New Mexico Power Company ("TNMP"). The Company is exempt from regulation as a "registered holding company" as the term is defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). TNMP provides electric service to approximately 222,000 customers in 85 municipalities and adjacent rural areas through three operating regions.

     TNMP owns one electric generating facility, TNP One, which is located in Robertson County, Texas. TNP One consists of two 150-megawatt units, each utilizing a lignite-fueled, circulating fluidized bed technology. The two units are supplying, on an annualized basis, approximately 25% of TNP's power requirements.

     The Company and its subsidiaries are all Texas corporations. Their executive offices are located at 4100 International Plaza, P. O. Box 2943, Fort Worth, Texas 76113 and their telephone number is (817) 731-0099.

                              SELLING SHAREHOLDERS

     The Selling Shareholders whose shares of Common Stock are covered by this Prospectus ("Selling Shareholders") are current officers of the Company. The following table shows the names of the Selling Shareholders and the positions each has held with the Company held during the past three years, the number of shares of the Company's Common Stock that each beneficially owns as of January 20, 1998, the number of shares covered by this Prospectus, and the number of shares each Selling Shareholder will hold if he or she sells all of the shares offered by this Prospectus.

                                                                                          Beneficial
   Selling                                                        Beneficial Ownership       Shares     Ownership After
 Shareholder               Positions with the Company              Before Offering          Offered1       Offering2

Kevern R. Joyce      President and Chief Executive Officer since             19,965           10,061          9,904
                     April 1994.  Chairman since April 1995.

Jack V. Chambers     Senior Vice President since 1996; Senior Vice           32,047            5,861         26,186
                     President and Chief Customer Officer of TNMP
                     since 1994.

Manjit S. Cheema     Senior Vice President and Chief Financial               12,099            4,251          7,848
                     Officer since May 1997; Senior Vice President
                     and Chief Financial Officer of TNMP since
                     July 1996; Previously Vice President and
                     Chief Financial Officer of Company and TNMP
                     and Treasurer of TNMP.

John P. Edwards      Senior Vice President - Corporate Relations              3,441            1,981          1,460
                     since July 1996.

Ralph S. Johnson     Senior Vice President since May 1997; Senior            10,201            4,039          6,162
                     Vice President - Power Resources of TNMP
                     since July 1996.  Previously Vice President
                     of Company and TNMP.

W. Douglas Hobbs     Vice President - Business Development since              6,008            3,190          2,818
                     February 1997.  Previously TNMP Vice
                     President and Regional Customer Officer.

Allan B. Davis       TNMP Vice President and Regional Customer                5,979            2,798          3,181
                     Officer

Larry W. Dillon      TNMP Vice President and Regional Customer                9,767            3,184          6,583
                     Officer

Dennis R. Cash       TNMP Vice President - Human Resources                    9,962            2,197          7,765

Michael D.           General Counsel and Corporate Secretary.                12,328            2,856          9,472
Blanchard

John  A. Montgomery  President, Facility Works, Inc., a                       3,142            1,809          1,333
                     wholly-owned subsidiary,  since August 1996;
                     Vice President of the Company since April
                     1996.  Previously TNMP Vice President of
                     Marketing.

Patrick L. Bridges   Treasurer.  Previously TNMP Director of                  6,469            2,088          4,381
                     Finance.

Melissa D. Davis     TNMP Vice President and Regional Customer                5,087            2,255          2,832
                     Officer since February 1997.  Previously TNMP
                     Controller and Director - Financial
                     Accounting and Assistant Controller

Scott Forbes         Controller of Company since May 1997 and of                733              592            141
                     TNMP since February 1997.  Previously Manager
                     - Financial Systems and Reporting

1 Consists of shares issued pursuant to the Company's Equity Incentive Plan as short-term incentive plan payments in 1996, with respect to which trading restrictions have expired, and as long-term incentive payments in 1998.

2 As of January 20, 1998, approximately 13,179,064 shares were outstanding. Each Selling Stockholder will beneficially own less than 1% of the outstanding Common Stock after any sales pursuant to this Prospectus.


                                 MANNER OF SALE

     The Selling Shareholders are expected to sell all or a portion of the shares of Common Stock offered by this Prospectus from time to time on one or more exchanges or in the over-the-counter market, or otherwise, at prices prevailing at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

     In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                                     EXPERTS

     The consolidated financial statements of TNP Enterprises, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                       DOCUMENTS INCORPORATED BY REFERENCE

     All documents that the Company files with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date of this Prospectus and before termination of the offering pursuant to this Prospectus are deemed to be incorporated by reference in and to be a part of this Prospectus from the date of filing such documents.

       The following documents are incorporated in this Prospectus by reference:

     1. The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

     2. All other reports that the Company has filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report described in 1. above; and

     3. The descriptions of the Company's Common Stock set forth in the Company's registration statement on Form 8-B, file number 1-8847, filed pursuant to Section 12 of the Exchange Act and effective February 1, 1985, as well as the Company's registration statement on Form S-3, file number 33-53918, under the heading "Description of the Common Stock," and any reports or amendments to the foregoing filed with the SEC for the purpose of updating such descriptions.

                                      II-6
                                     PART II

Item 8.  Exhibits

     The exhibits denoted by * below are filed with this Post Effective Amendment No. 1 to the registration statement. The other exhibits listed below were filed previously with the Securities and Exchange Commission and are incorporated in this registration statement by reference to the filings noted parenthetically.

Exhibit No.                                          Exhibit

    4(a)      -      Articles of Incorporation and Amendments through March 6,
                     1984 (Exhibit 3(a), File No. 2-89800)
    4(b)      -      Amendment to Articles of  Incorporation  filed September
                     25, 1984 (Exhibit 3(b) to Form 10-K for the
                     year ended December 31, 1987)
    4(c)      -      Amendment  to Articles of  Incorporation  filed August 29,
                     1985  (Exhibit  3(a) to Form 10-K for the
                     year ended December 31, 1985)
    4(d)      -      Amendment to Articles of  Incorporation  filed June 2, 1986
                     (Exhibit 3(a) to Form 10-K for the year
                     ended December 31, 1986)
    4(e)      -      Amendment to Articles of  Incorporation  filed May 10, 1988
                     (Exhibit 3(e) to Form 10-K for the year
                     ended December 31, 1988)
    4(f)      -      Amendment to Articles of  Incorporation  filed May 10, 1988
                     (Exhibit 3(f) to Form 10-K for the year
                     ended December 31, 1988)
    4(g)      -      Amendment to Articles of  Incorporation  filed  December
                     27, 1988 (Exhibit 3(g) to Form 10-K for the
                     year ended December 31, 1988)
    4(h)      -      Bylaws of the  Registrant,  as amended  November  15, 1994
                     (Exhibit  3(h) to Form 10-K for the year
                     ended December 31, 1994)
    4(i)      -      TNP  Enterprises,  Inc. Equity  Incentive Plan (Exhibit
                     4(i) to the  Registration  Statement,  filed
                     April 28, 1995)
    4(j)      -      TNP Enterprises,  Inc. Nonemployee Director Stock Plan
                     (Exhibit 4(j) to the Registration  Statement,
                     filed April 28, 1995)
    5         -      Opinion of Michael D. Blanchard,  Esq.  (Exhibit 5 to the
                     Registration  Statement,  filed April 28,
                     1995)
    23(a)*    -      Consent of KPMG Peat Marwick LLP
    23(b)     -      Consent of Michael D. Blanchard,  Esq. (included in Exhibit
                     5 to the Registration  Statement,  filed
                     April 28, 1995)
    24*       -      Power of Attorney (set forth on page II-6 of this
                     registration statement)

*Filed herewith.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 17th day of February, 1998.

                              TNP ENTERPRISES, INC.

                            By: /s/ Kevern R. Joyce
         KEVERN R. JOYCE, Chairman, President & Chief Executive Officer

     POWER OF ATTORNEY Each individual whose signature appears below constitutes and appoints Manjit S. Cheema and Michael D. Blanchard, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                         TITLE                                                            DATE

  /s/ Kevern R. Joyce                             Chairman, President & Chief Executive Officer               February 17, 1998
KEVERN R. JOYCE

  /s/ M. S. Cheema                                Senior Vice President & Chief Financial Officer             February 17, 1998
M. S. CHEEMA

  /s/ Scott Forbes                                Controller (Principal Accounting Officer)                   February 17, 1998
SCOTT FORBES

  *                                               Director                                                    February 17, 1998
R. DENNY ALEXANDER

  *                                               Director                                                    February 17, 1998
JOHN A. FANNING

  *                                               Director                                                    February 17, 1998
SIDNEY M. GUTIERREZ

  /s/ J. R. Holland, Jr.                          Director                                                    January 26, 1998
J. R. HOLLAND, JR.

  *                                               Director                                                    February 17, 1998
HARRIS L. KEMPNER, JR.

  /s/ Carol D. Smith Surles                       Director                                                    February 17, 1998
CAROL D. SMITH SURLES

  /s/ Larry G. Wheeler                            Director                                                    February 17, 1998
LARRY G. WHEELER

  /s/ Dennis H. Withers                           Director                                                    February 17, 1998
DENNIS H. WITHERS


**By:  /s/ Michael D. Blanchard                                                                               February 17, 1998
           Michael D. Blanchard, as attorney-in-fact

                                 INDEX TO EXHIBITS


     The exhibits denoted by * below are filed with this amendment. The other exhibits listed below were filed previously with the Securities and Exchange Commission and are incorporated in this registration statement by reference to the filings noted parenthetically.

Exhibit No.                                          Exhibit

    4(a)      -      Articles of Incorporation and Amendments through March 6,
                     1984 (Exhibit 3(a), File No. 2-89800)
    4(b)      -      Amendment  to Articles of  Incorporation  filed  September
                     25, 1984  (Exhibit  3(b) to Form 10-K for the year ended
                     December 31, 1987)
    4(c)      -      Amendment  to  Articles  of  Incorporation  filed  August
                     29,  1985  (Exhibit  3(a) to Form 10-K for the year ended
                     December 31, 1985)
    4(d)      -      Amendment to Articles of  Incorporation  filed June 2, 1986
                     (Exhibit  3(a) to Form 10-K for the year ended  December
                     31, 1986)
    4(e)      -      Amendment to Articles of  Incorporation  filed May 10, 1988
                     (Exhibit  3(e) to Form 10-K for the year ended  December
                     31, 1988)
    4(f)      -      Amendment to Articles of  Incorporation  filed May 10, 1988
                     (Exhibit  3(f) to Form 10-K for the year ended  December
                     31, 1988)
    4(g)      -      Amendment  to Articles of  Incorporation  filed  December
                     27,  1988  (Exhibit  3(g) to Form 10-K for the year ended
                     December 31, 1988)
    4(h)      -      Bylaws of the  Registrant,  as amended  November 15, 1994 (
                     Exhibit 3(h) to Form 10-K for the year ended December 31,
                     1994)
    4(i)      -      TNP Enterprises, Inc. Equity Incentive Plan (Exhibit 4(i)
                     to Form S-8 filed April 25, 1995)
    4(j)      -      TNP Enterprises, Inc. Nonemployee Director Stock Plan
                     (Exhibit 4(j) to Form S-8 filed April 25, 1995)
    5*        -      Opinion of Michael D. Blanchard, Esq.
    23(a)*    -      Consent of KPMG Peat Marwick LLP
    23(b)     -      Consent of Michael D. Blanchard, Esq. (included in Exhibit
                     5)
    24*       -      Power of Attorney (set forth on page II-6 of this
                     registration statement)

                                                                   EXHIBIT 23(b)









                          Independent Auditors' Consent



The Board of Directors
TNP Enterprises, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for operating revenues in 1995.




                                                           KPMG Peat Marwick LLP

Fort Worth, Texas
February 18, 1998